Exhibit 99.1

STELLAR RESOURCES LTD.

June 30, 2008

CANAFRA MINERAL EXPLORATION CORP. and
TWO DRUMS G & C COMPANY LIMITED (Canafra)
303 – 1030 Hamilton Street,
Vancouver, B.C. V6B 2R9

Attention:       Mr. Gerry Podersky-Cannon

Dear Sirs:

Re:       Joint Venture Proposal: - Letter of Intent

This Letter of Intent (“LOI”) confirms the mutual understanding between Canafra and Stellar Resources (the “Stellar”), (collectively the “Parties”) regarding a Joint Venture to explore and exploit the mineral resource on Primary Mining Licence #PLM 0003917 in the Chunya Mining District, Republic of Tanzania (the “Property”).

Canafra is the holder of Primary Mining Licence #PLM 0003917 and Stellar is a mineral property acquisition, exploration and development company.  The two parties intend to enter into an agreement to work together to explore and exploit the mineral resource in the Mining Licence.

In general terms Canafra will develop a work program to explore and exploit the property and will manage the activities related to the work program.  The parties will review the program and agree on the budget and schedule of funds needed to expedite the work.

In advance of carrying out the work Stellar will deliver funds to Canafra in an orderly manner.  The work program and the funding schedule will be agreed upon based upon the funding requirements of the work.  Upon the completion of the delivery of the full funding amount as required by the budget, Stellar will earn a 50% interest in the property.

We hereby acknowledge and confirm the foregoing correctly sets forth our understanding as of this 30th day of June, 2008.

STELLAR RESOURCES LTD.

/s/ Kathy Whyte,
Authorized Signatory

CANAFRA MINERAL EXPLORATION CORP.

/s/ Gerry Podersky-Cannon
Authorized Signatory

TWO DRUMS G & C COMPANY LIMITED (Canafra)

/s/ Gerry Podersky-Cannon
Authorized Signatory